EXHIBIT 16

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, That the undersigned, IVY FUNDS, INC. (hereinafter called the Corporation), and certain directors and officers for the Corporation, do hereby constitute and appoint KEITH A. TUCKER, DANIEL C. SCHULTE and KRISTEN A. RICHARDS, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable each Corporation to comply with the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the names of each of such directors and officers in his/her behalf as such director or officer as indicated below opposite his/her signature hereto, to any Registration Statement and to any amendment or supplement to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement or amendment or supplement thereto; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

Date: June 30, 2003	/s/Henry J. Herrmann Henry J. Herrmann, President

/s/Keith A. Tucker Keith A. Tucker	Chairman of the Board	June 30, 2003

/s/Henry J. Herrmann Henry J. Herrmann	President and Director	June 30, 2003

/s/Theodore W. Howard Theodore W. Howard	Vice President, Treasurer, Principal Financial Officer and Principal Accounting Officer	June 30, 2003

/s/Jarold W. Boettcher Jarold W. Boettcher	Director	June 30, 2003

/s/James D. Gressett James D. Gressett	Director	June 30, 2003

EXHIBIT 16

/s/Joseph Harroz, Jr. Joseph Harroz, Jr.	Director	June 30, 2003

/s/Glendon E. Johnson, Jr. Glendon E. Johnson, Jr.	Director	June 30, 2003

/s/Eleanor B. Schwartz Eleanor B. Schwartz	Director	June 30, 2003

/s/Michael G. Smith Michael G. Smith	Director	June 30, 2003

/s/Edward M. Tighe Edward M. Tighe	Director	June 30, 2003

Attest:

/s/Kristen A. Richards Kristen A. Richards Secretary